EXHIBIT 99.1


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                               CONTACT:  DANIEL L. KRIEGER,
                                                           CHAIRMAN &  PRESIDENT
                                                                              OR
                                                                  JOHN P. NELSON
                                                                  VICE PRESIDENT

                                                                  (515) 232-6251

OCTOBER 14, 2005

                            AMES NATIONAL CORPORATION
                 ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS


The Company had net income of $2,917,000, or $0.31 per share for the three months ended September 30, 2005, compared to net income of $3,372,000, or $0.36 per share, for the three months ended September 30, 2004, a 13% decrease. The return on average assets was 1.41% and 1.70% respectively, for the three-months ending September 30, 2005 and 2004. Return on average equity was 10.54% for the three months ending September 30, 2005 compared to 12.66% for the same period a year ago. Total assets rose from $800 million as of the quarter ended September 30, 2004 to $823 million for the quarter ended September 30, 2005, an increase of 3%.

Net  income  was  $8,900,000,  or $0.95  per  share  for the nine  months  ended
September 30, 2005, compared to $9,199,000, or $0.98 per share, for the three months ended September 30, 2004, a decrease of 3%. Return on average assets was 1.43% and 1.57% respectively, for the nine month periods ending September 30, 2005 and 2004. Return on average equity was 10.78% for the nine months ended September 30, 2005 compared to 11.44% for the same period a year ago.

The decline in profitability for the third quarter primarily relates to a decrease in net interest income of $301,000 compared to the same quarter a year ago with interest expense on deposits and other borrowings increasing more than the interest income generated on loans and investments. Net interest margin for the quarter ended September 30, 2005 was 3.58% compared to 3.95% for the same period in 2004.

Another factor impacting third quarter profitability was increased provision for loan losses. This expense for third quarter was $118,000 compared to a negative provision of $64,000 for the same quarter last year. Provision expense this quarter was related to higher loan volume with quarterly loan losses and recoveries of $34,000 and $16,000, respectively.

Higher net securities gains on the Company's equity portfolio partially offset the decline in earnings from lower net interest income and higher provision expense. Net securities gains for third quarter were $266,000 compared to $20,000 for the same period in 2004. This higher figure was partially offset by a decrease in non interest income with the divesture of an insurance agency owned by the Company in the third quarter of 2004.

Third quarter non-interest expense was 3% higher primarily as the result of an increase in salaries and benefits. The efficiency ratio for third quarter 2005 and 2004 was 48.78% and 45.85%, respectively.

Deposits increased 1% to $656 million over September 30, 2004 with most of the growth in large certificates of deposit. Money market balances have declined as depositors are seeking higher yielding investment alternatives. The decline in NOW account deposits resulted from a significantly lower balance of one customer from one year ago.

Loans increased 12% to $436 million at September 30, 2005, a $48 million increase over September 30, 2004 with growth realized in all loan categories. Commercial and commercial real estate loans posted the largest dollar volume increases. The allowance for loan losses on September 30, 2005 and 2004 was $6,729,000 and $6,312,000, respectively.

Capital levels remained stable at $110 million for both September 30, 2005 and 2004. Higher retained earnings were offset by lower net unrealized gains on securities available for sale as of September 30, 2005. Capital at the end of September 2005 represented 13% of total assets.

Company stock, under the symbol ATLO, traded in the $25.57 to $42.50 range in the third quarter of 2005 and closed at $27.60 on September 30, 2005.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada, Randall-Story State Bank, Story City, and United Bank & Trust, Marshalltown.

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets
                                   (unaudited)

                                                                                September 30,   September 30,
        Assets                                                                      2005            2004
                                                                                -------------   -------------
Cash and due from banks .....................................................   $  18,749,571   $  30,392,905
Federal funds sold ..........................................................         100,000         335,000
Interest bearing deposits in financial institutions .........................       6,973,569       9,214,595
Securities available-for-sale ...............................................     343,497,810     356,253,991
Loans receivable, net .......................................................     435,708,073     387,402,492
Loans held for sale .........................................................         756,219         340,150
Bank premises and equipment, net ............................................       9,221,385       8,783,819
Accrued income receivable ...................................................       7,471,349       6,716,873
Other assets ................................................................         420,048         908,172
                                                                                -------------   -------------
        Total assets ........................................................   $ 822,898,024   $ 800,347,997
                                                                                =============   =============

        Liabilities and Stockholders' Equity
Liabilities:
Deposits:
  Demand ....................................................................   $  71,040,005   $  65,855,704
  NOW accounts ..............................................................     163,803,373     173,726,694
  Savings and money market ..................................................     153,653,610     171,534,487
  Time, $100,000 and over ...................................................      90,796,789      66,861,191
  Other time ................................................................     176,630,452     170,939,177
                                                                                -------------   -------------
        Total deposits ......................................................     655,924,229     648,917,253

Federal funds purchased and securities
  sold under agreements to repurchase .......................................      50,678,317      32,992,304
Dividends payable ...........................................................       2,354,818       3,074,325
Deferred taxes ..............................................................         423,282       2,553,015
Accrued interest and other liabilities ......................................       3,623,182       3,166,620
                                                                                -------------   -------------
        Total liabilities ...................................................     713,003,828     690,703,517
                                                                                -------------   -------------

Stockholders' Equity:
  Common stock, $2 par value; authorized 18,000,000 shares; 9,419,271 shares issued and outstanding September 30, 2005; 9,459,690 and 9,411,198 shares
    issued and outstanding at September 30, 2004, respectively ..............      18,838,542      15,766,150
  Additional paid-in-capital ................................................      22,383,375      25,378,746
  Retained earnings .........................................................      64,359,425      61,546,936
  Treasury stock, at cost; 48,492 shares at September 30, 2004 ..............              --        (889,020)
  Accumulated other comprehensive income - net unrealized gain
    on securities available-for-sale ........................................       4,312,854       7,841,668
                                                                                -------------   -------------
        Total stockholders' equity ..........................................     109,894,196     109,644,480
                                                                                -------------   -------------

        Total liabilities and stockholders' equity ..........................   $ 822,898,024   $ 800,347,997
                                                                                =============   =============

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                        Consolidated Statements of Income
                                   (unaudited)

                                                                             Three Months Ended             Nine Months Ended
                                                                                September 30,                 September 30,
                                                                        ---------------------------    ---------------------------
                                                                             2005           2004           2005            2004
                                                                        ------------   ------------    ------------   ------------
Interest and dividend income:
  Loans .............................................................   $  7,036,222   $  5,721,244    $ 19,888,720   $ 16,545,006
  Securities
    Taxable .........................................................      2,121,380      2,157,631       6,469,383      6,385,422
    Tax-exempt ......................................................      1,040,237      1,061,069       3,162,676      3,206,725
  Federal funds sold ................................................          3,277          3,065         131,557         81,161
  Dividends .........................................................        333,722        380,838       1,053,311      1,129,368
                                                                        ------------   ------------    ------------   ------------
Total interest income ...............................................     10,534,838      9,323,847      30,705,647     27,347,682
                                                                        ------------   ------------    ------------   ------------

Interest expense:
  Deposits ..........................................................      3,691,821      2,470,179      10,237,119      7,144,678
  Other borrowed funds ..............................................        482,849        192,070       1,148,575        360,697
                                                                        ------------   ------------    ------------   ------------
Total interest expense ..............................................      4,174,670      2,662,249      11,385,694      7,505,375
                                                                        ------------   ------------    ------------   ------------

        Net interest income .........................................      6,360,168      6,661,598      19,319,953     19,842,307

Provision for loan losses ...........................................        118,431        (63,820)        247,038        204,888
                                                                        ------------   ------------    ------------   ------------
        Net interest income after provision for loan losses .........      6,241,737      6,725,418     19,072,915      19,637,419
                                                                        ------------   ------------    ------------   ------------

Non-interest income:
  Trust department income ...........................................        271,730        266,539       1,015,260        875,697
  Service fees ......................................................        465,027        503,027       1,335,672      1,320,895
  Securities gains, net .............................................        265,771         19,821         633,554         51,363
  Gain on sale of loans held for sale ...............................        186,812        125,764         468,833        473,505
  Merchant and ATM fees .............................................        145,006        137,384         429,209        406,789
  Other .............................................................        110,473        365,236         351,314        680,362
                                                                        ------------   ------------    ------------   ------------
        Total non-interest income ...................................      1,444,819      1,417,771       4,233,842      3,808,611
                                                                        ------------   ------------    ------------   ------------

Non-interest expense:
  Salaries and employee benefits ....................................      2,354,097      2,240,214       7,065,595      6,768,289
  Data processing ...................................................        469,622        482,341       1,515,026      1,590,621
  Occupancy expenses ................................................        285,962        250,782         864,370        755,734
  Other operating expenses ..........................................        697,397        730,908       1,999,283      1,918,551
                                                                        ------------   ------------    ------------   ------------
        Total non-interest expense ..................................      3,807,078      3,704,245      11,444,274     11,033,195
                                                                        ------------   ------------    ------------   ------------

        Income before income taxes ..................................      3,879,478      4,438,944      11,862,483     12,412,835

Income tax expense ..................................................        962,102      1,066,557       2,962,871      3,213,867
                                                                        ------------   ------------    ------------   ------------
        Net income ..................................................   $  2,917,376   $  3,372,387    $  8,899,612   $  9,198,968
                                                                        ============   ============    ============   ============

Basic and diluted earnings per share ................................   $       0.31   $       0.36    $       0.95   $       0.98
                                                                        ============   ============    ============   ============

Declared dividends per share ........................................   $       0.25   $       0.16    $       0.75   $       0.64
                                                                        ============   ============    ============   ============
